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                                                               EXHIBIT 10.32

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of April 5, 1999, by and between eUniverse, Inc., a corporation organized under the laws of the State of Nevada (the "Company"), and William R. Wagner, an individual residing in Westport, Connecticut (the "Executive").

         WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.       TERM OF EMPLOYMENT.

         Subject to the terms and conditions of this Agreement, the Company hereby employs the Executive and the Executive hereby accepts employment with the Company pursuant to this Agreement for the period commencing on April 5, 1999 (the "Commencement Date"), and ending one (1) year after the Commencement Date (the "Initial Term"), subject to the termination provisions contained in
Section 11. After the Initial Term, the Executive's employment under this Agreement shall continue on the same terms and conditions, except that the Executive shall be an employee-at-will, without a specified term of employment subject to the notice provisions contained in Section 11(d).

         As used herein, the term "Employment Period" shall mean the entire period of time that the Executive is employed by the Company, inclusive of the Initial Term, any extensions hereof for a specified period of time, and any period during which the Executive is an employee-at-will without a specified term of employment.

2.       POSITION; DUTIES AND PLACE OF EMPLOYMENT.

         (a) The Company hereby employs the Executive as the Chief Financial Officer and Secretary. The Executive shall report to the Chief Executive Officer, Chairman and Board of Directors of the Company; provided, however, that the Company, in its sole discretion, shall have the right to make changes in the Executive's reporting assignment. The Executive shall render to the Company such services as are typically associated with the position in which he is employed, and any other services that the Company may reasonably require of him.

         (b) The Executive shall perform his duties faithfully, diligently and to the best of his ability in accordance with the reasonable directions and orders of the person to whom he reports, and the Company's Board of Directors, or their designees, and shall devote such time, efforts and attention to the business and affairs of the Company as may reasonably be required to achieve its objectives and to perform the duties required hereunder. The Executive shall devote all of his working time, efforts and attention for the benefit of the Company and to the performance of his duties and responsibilities under this Agreement.

         (c) The Executive shall not render to others any service of any kind for compensation without the prior approval of the Board of Directors of the Company, which approval shall be at his sole discretion to grant or deny. The Executive will not engage in any activity, including any ownership

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interest, which conflicts or interferes with the performance of duties hereunder or usurps the business interests, existing or potential, of the Company.

         (d) The place of employment of the Executive shall be at Wallingford, Connecticut provided, however, that the Company, in its discretion, shall have the right to assign the Executive to another location. At any time that the Company deems it to be appropriate, the Executive shall temporarily work at such other place or places as may be determined by the Company.

3.       COMPENSATION.

         During the Initial Term, the Company shall to pay to the Executive, as compensation for Executive's services and his compliance with this Agreement,
(i) a salary of $125,000 per annum, payable in periodic installments in accordance with the Company's regular payroll practices; and (ii) those certain stock options set forth in the stock option letter dated June 15, 1999 and pursuant to the Company's 1999 Stock Awards Plan. On an annual basis, the Company shall review the Executive's performance and other relevant factors relating to salary, and at the time of such review, the salary may be increased as determined in the sole discretion of the Compensation Committee of the Board of Directors of the Company. Executive shall be entitled to take a maximum of four (4) weeks of vacation days during each calendar year.

4. ACCELERATED VESTING OF STOCK OPTIONS UPON A CHANGE OF CONTROL.

         In the event of a "Change of Control" of the Company during the Employment Period, all of the remaining Stock Options granted in Section 3 above, shall immediately Vest as of the date of the Change of Control. "Change of Control" shall occur:

          (a) upon the acquisition by any person, including a group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries, of beneficial ownership of 50% or more of the outstanding stock of the Company entitled to vote;

          (b) upon the approval by the shareholders of the Company of a definitive agreement for the merger, consolidation, liquidation, recapitalization or sale of substantially all of the assets of the Company; or

          (c) Upon a sale or other transfer of all or substantially all of the assets of the Company in one or a series of transactions.

5.       BENEFITS.

         The Company shall provide the Executive with coverage pursuant to a medical plan that shall be selected by the Company in its sole discretion. The Executive shall also be entitled to participate in all other benefit plans provided by the Company to which Executive is eligible.

6.       REIMBURSEMENT OF EXPENSES.

         The Company shall reimburse the Executive for normal and reasonable business expenses incurred by him in the course of his employment, including the reasonable costs for transportation and accommodations when the Executive is required to travel away from the location at which he is employed. Such reimbursement shall be subject to the Company's standard procedures with respect to
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reimbursement, including such matters as pre-approval requirements, lodging and meal allowances, and reimbursement rates for automobile travel.

7.       CONFIDENTIALITY.

         The Executive acknowledges that in connection with his employment by the Company, he will have access to trade secrets of the Company and other information and materials which the Company desires to keep confidential, including customer lists, supplier lists, financial statements, business records and data, marketing and business plans, and information and materials relating to the Company's services, products, methods of operation, key personnel, proprietary software and other proprietary intellectual property and information disclosed to the Company of third parties to which the Company owes a duty of nondisclosure (collectively, the "Confidential Information"); provided, however, that Confidential Information does not include information which (i) is or becomes publicly known through the lawful action of any party other than the Executive; (ii) has been made available by the Company, directly or indirectly, to a non-affiliated third party without obligation of confidentiality; or (iii) the Executive is obligated to produce as a result of a court order or pursuant to governmental action or proceeding, provided that the Executive gives the Company prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure. The Executive covenants and agrees that, both during and after the Employment Period, he will keep secret all Confidential Information and will not disclose, reveal, divulge or otherwise make known any Confidential Information to any person (other than the Company or its employees or agents in the course of performing his duties hereunder) or use any Confidential Information for his own account or for the benefit of any other individual or entity, except with the prior written consent of the Company.

8.       OWNERSHIP OF INTELLECTUAL PROPERTY.

         The Executive agrees that all inventions, copyrightable material, software, formulas, trademarks, trade secrets and the like which are developed or conceived by the Executive in the course of his employment by the Company or on the Company's time or property (collectively, the "Intellectual Property"), shall be disclosed promptly to the Company and the Company shall own all right, title and interest in and to the Intellectual Property. The parties expressly agree that any and all of the Intellectual Property developed by the Executive shall be considered works made-for-hire for the Company pursuant to the United States Copyright Act of 1976, as amended from time to time. In order to ensure that the Company shall own all right, title and interest in and to the Intellectual Property in the event that any of the Intellectual Property is not deemed a work made-for-hire (as defined in Section 101 of the Copyright Act of 1976) and in any other event, the Executive hereby assigns all such Intellectual Property to the Company, and the Executive covenants and agrees to affix to the Intellectual Property appropriate legends and copyright notices indicating the Company's ownership of all Intellectual Property and all underlying documentation to the extent reasonably appropriate, and will execute such instruments of transfer, assignment, conveyance or confirmation as the Company considers necessary to transfer, confirm, vest, perfect, maintain or defend the Company's right, title and interest in and to the Intellectual Property throughout the world.

9.       COVENANT TO DELIVER BUSINESS MATERIALS AND TO REPORT.

         The Executive acknowledges and agrees that all written materials including, without limitation, all memoranda, notes, records, reports, programs, algorithms and other documents or codes (and all copies thereof) concerning the business or affairs of the Company including, without limitation, the Intellectual Property, which he created or obtained or which otherwise came into his possession or control while employed with the Company, are property of the Company, and the Executive shall promptly return all copies thereof to the Company after the termination of his employment by the Company. In addition,


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the Executive agrees to render to the Company such reports as it may request with respect to the activities undertaken by him or conducted under his direction in connection with his employment by the Company.


10.      NON-COMPETITION AGREEMENT.

         The Executive hereby acknowledges and recognizes that prior to the date hereof and during the Employment Period he has been and will be privy to trade secrets and other Confidential Information which is critical to the business of the Company; that his services to the Company will be of special, unique and intellectual character; and that the Company would find it extremely difficult to replace the Executive. Accordingly, in the event the employment of the Executive is terminated for any reason, the Executive agrees that, in consideration of the covenants and agreements of the Company contained in this Agreement, the sufficiency of which are hereby acknowledged by the Executive, he will not, directly or indirectly through another person or entity, on his own behalf or in the service of or on behalf of others, from the date hereof through the date which is one year after the last day of the Executive's employment by the Company, (i) engage or participate in, offer, perform or provide any services, business or products which are competitive with those provided by the Company or its subsidiaries within the two year period immediately preceding the date of termination of the Executive's employment by the Company, or (ii) solicit, or attempt to solicit, persuade or induce any employee, client or customer of the Company or any of its subsidiaries to terminate or reduce its business relationship with the Company or any of its subsidiaries.

         The Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company and its subsidiaries, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits pursuant to this Agreement to clearly justify such restrictions. In light of his education, skills and ability, the Executive believes that the foregoing restrictions will not prevent him from earning a living.

11.      RIGHT OF INJUNCTION.

         The Executive acknowledges that the harm and injury to the Company which would result from the breach or threatened breach of any of the provisions of Sections 6, 7, 8 or 9 of this Agreement (the "Injunctive Sections") by the Executive cannot be adequately compensated for in money damages. The Executive further acknowledges that any breach of any of the provisions of the Injunctive Sections by him would cause the Company irreparable harm. Therefore, the Executive agrees that in the event of a breach or threatened breach of any of the provisions of the Injunctive Sections by him, the Company in a lawsuit seeking an injunction restraining the Executive from such actual or threatened breach, shall not be required to prove (i) that irreparable harm or injury would result from the breach of said Sections, or (ii) that the Company has no adequate remedy at law.

         The Executive shall reimburse the Company for all reasonable costs and expenses (including, without limitation, reasonable attorney's fees and expenses) incurred in connection with the enforcement of any of the provisions of the Injunctive Sections if it is determined that the Company was entitled to such relief.

         Nothing contained herein shall be construed as prohibiting the Company or the Executive from pursuing any other remedies (including, without limitation, an action for damages) which may be available for any actual or threatened breach of any provision this Agreement, and the pursuit of an injunction or any other particular remedy shall not be deemed to be an election of such remedy to the exclusion of any other remedy.

12.      TERMINATION OF EMPLOYMENT.

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         (a) Termination by Company for Cause. Notwithstanding anything to the contrary contained herein, the Company may terminate the employment of the Executive at any time for Cause (as defined below) upon written notice to the Executive. As used herein, the term for "Cause" shall be defined as (i) the Executive shall have committed any material breach of any of the provisions set forth herein; provided that the Executive shall have been provided written notice of such breach and shall not have cured or taken steps to cure such breach within one week after receiving such notice; or (ii) the Executive shall have committed any act of fraud or willful misconduct in connection with the performance of his duties or obligations hereunder, or shall have been convicted of any felony under the laws of the United States or any of its subdivisions (or pleaded guilty or nolo contendre to any such crime) or any other crime that relates to the Executive's services to, or employment by, the Company; or (iii) the Executive shall have committed any material act of misfeasance, malfeasance, nonfeasance, disloyalty, dishonesty or breach of trust to the detriment of the Company; or (iv) the Executive shall have willfully failed to follow the direction of his superiors or the Board of Directors of the Company to the detriment of the Company; provided that such direction did not require that the Executive violate any statute, rule or regulation applicable to the Executive; provided further that the Executive shall have been provided with written notice of such failure and shall not have cured or taken steps to cure such failure within such one week after receiving such notice.

         (b) Termination Due to Disability. Notwithstanding anything to the contrary contained herein, but subject to the provisions of applicable law, the Company shall have the right to terminate the Executive's employment by the Company upon three (3) months prior written notice if he becomes Disabled (as hereinafter defined) during the Employment Period. As used herein, "Disabled" shall mean that the Executive has a physical or mental condition which prevents him from performing the essential functions required of him pursuant to this Agreement, with or without accommodation, which condition has continued for a period of 60 consecutive business days or existed for a total of at least 90 business days in any twelve month period as determined in good faith by the Board of Directors of the Company.

         (c) Termination Due to Death. Notwithstanding anything to the contrary contained herein, the Executive's employment by the Company shall terminate if he dies during the Employment Period.

         (d) Termination by Either Party. Either party may terminate this Agreement upon three (3) months prior written notice given to the other party with termination effective on the last day of such notice period.

13.      MISCELLANEOUS PROVISIONS.

         (a) Survival of Certain Obligations. The Executive's duties and obligations under Sections 6, 7, 8 and 9 and the Company's rights under Section 10 of this Agreement and any other provision hereof specifying an obligation or a right of a party after the termination of Executive's employment or this Agreement, for any reason whatsoever, shall survive such termination and shall remain in full force and effect.

         (b) Successors and Assigns; Prohibition on Assignment. This Agreement is binding upon, and shall inure to the benefit of, the Company and its successors and assigns. With respect to the Executive, this is an agreement for the performance of personal services. Absent the prior written consent of the Company, and subject to the terms of the Executive's Will and the laws of descent and distribution, the Executive shall not assign, transfer, convey, encumber or otherwise dispose of any of his rights under this Agreement, and likewise, he shall not assign any of his duties or obligations under this Agreement.

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         (c) No Conflicts. The Executive represents and warrants to, and covenants with, the Company that the execution and delivery by him of this Agreement do not, and his performance of his obligations hereunder will not, constitute a breach of any agreement, written or oral, to which he is a party or by which he is bound.

         (d) Entire Agreement. This Agreement contains all of the representations, covenants and agreements between the parties hereto with respect to the subject matter hereof, and constitutes the entire agreement of the parties with respect to said subject matter. This Agreement supersedes any and all other prior or contemporaneous agreements, whether oral or in writing, between the parties with respect to the subject matter thereof, including but not limited to the Contract of Employment and several addenda thereto, dated March 25 and 31, 1999.

         (e) Construction in Favor of Validity. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or enforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         (f) Amendment and Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by the party to be bound thereby.

         No delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. Any failure by either party hereto to require strict performance by the other party or any waiver by any party hereto of any term, covenant or agreement herein shall not be construed as a waiver of any other breach of the same or any other term, covenant or agreement herein.

         (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to any principles of conflicts of law.

         (h) Notices. Any notice required or permitted to be given hereunder shall be (a) in writing, (b) effective on the first business day following the date of receipt, and (c) delivered by one of the following means: (i) by personal delivery; (ii) by prepaid, overnight package delivery or courier service; (iii) by the United States Postal Service, first class, certified mail, return receipt requested, postage prepaid; or (iv) by prepaid telecopier, telex, or other similar means of electronic communication (followed by confirmation on the same or following day by overnight delivery or by mail as aforesaid). All notices given under this Agreement shall be addressed as follows:

in the case of the Company:

         eUniverse, Inc.
         101 North Plains Industrial Road
         Wallingford, CT 06492

         Attention:  President

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and, in the case of the Executive:

         William R. Wagner

or to such other addresses or telecopier numbers of which the parties have been advised in writing by any of the above-described means. Personal delivery to a party or to any officer, partner, agent, or employee of such party at its address herein shall constitute receipt. The following shall also constitute receipt: (i) a party's rejection or other refusal to accept notice, and (ii) the inability to deliver to a party because of a changed address or telecopier number of which no notice has been received by the other party. Notwithstanding the foregoing, no notice of change of address or telecopier number shall be effective until ten (10) days after the date of receipt thereof. This Section shall not be construed in any way to affect or impair any waiver of notice or demand herein provided.

                                ------------------------------------------


         IN WITNESS WHEREOF, this Agreement was executed by the undersigned as of the date first above written.

                                                EUNIVERSE, INC.
                                                ("Company")


                                            By: /s/ Leland N. Silvas
                                               -------------------------------
                                                Its: President and CEO


                                               /s/ William R. Wagner
                                               -------------------------------
                                                   WILLIAM R. WAGNER
                                                   ("Executive")

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